EXHIBIT 23

                              ACCOUNTANT'S CONSENT




         We have issued our report dated November 7, 2001, accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 regarding The Winton Savings & Loan Co. 401(k) Profit Sharing Plan.


/s/Grant Thornton LLP


Cincinnati, Ohio
August 27, 2002